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Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2013, with respect to the consolidated financial statements of OnCure Holdings, Inc. included in the Registration Statement (Form S-1) and related Prospectus of 21st Century Oncology Holdings, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young, LLP

Denver, Colorado
February 10, 2014

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  Exhibit 23.3
Consent of Independent Auditors